FHLBANK TOPEKA ANNOUNCES SECOND QUARTER 2011 EARNINGS

July 28, 2011 – FHLBank Topeka (FHLBank) announces its operating results for the second quarter 2011. FHLBank is reporting $23.8 million in net income for the quarter ended June 30, 2011, compared to $10.1 million for the quarter ended June 30, 2010. For the six months ended June 30, 2011 and 2010, FHLBank is reporting net income (loss) of $48.0 million and $(19.5) million, respectively. FHLBank expects to file its Form 10-Q for the quarter ended June 30, 2011, with the Securities and Exchange Commission (SEC) on or about August 11, 2011.

President’s Comments

“I am proud that we can, once again, announce robust quarterly earnings on both a GAAP and core income basis,” said Andrew J. Jetter, president and CEO of FHLBank Topeka. “Although advances continue to decline, our staff and management team have taken actions that allow us to continue to earn a good return, pay a consistent dividend and grow retained earnings.”

Net Income

Net income (loss) for the second quarter 2011 computed in accordance with U.S. generally accepted accounting principles (GAAP) was $23.8 million versus $10.1 million for second quarter 2010. In the second quarter of 2011, FHLBank did not experience the same degree of declines in market value on derivative and hedging activities that it experienced in 2010, which resulted primarily from declines in the market value of interest rate caps used to hedge against rising interest rates. Largely as a result, FHLBank’s market value loss on derivative and hedging activities in the second quarter of 2011 was $(33.2) million compared to $(94.2) million for the second quarter of 2010. Advances have declined 16.1% since the end of the second quarter of 2010, and there was a 23.0% decline in net interest income during the second quarter of 2011 compared to the second quarter of 2010 due to a narrowing net interest margin and declining asset balances.

GAAP Income versus Core Income and Core Return on Equity

As part of evaluating its financial performance, FHLBank adjusts net income reported in accordance with GAAP for the impact of: (1) Affordable Housing Program (AHP) and Resolution Funding Corporation (REFCorp) assessments (assessments for AHP and REFCorp through June 30, 2011, were equivalent to an effective minimum income tax rate of 26.5%); (2) items related to derivatives and hedging activities; and (3) other items excluded because they are not considered a part of our routine operations or core business, such as prepayment fees, gain/loss on retirement of debt, gain/loss on sale of mortgage loans held for sale and gain/loss on securities. The result is referred to as “core earnings” or “core income,” which is a non-GAAP measure of income. Core income is used to compute a core return on equity (ROE) that is then compared to the average overnight Federal funds effective rate, with the difference referred to as core ROE spread. Because FHLBank is basically a “hold-to-maturity” investor, management believes that core income, core ROE and core ROE spread are helpful in understanding its operating results and provide a meaningful period-to-period comparison in contrast to GAAP income, and ROE based on GAAP income, which can vary significantly from period to period because of derivatives and hedging activities and other items that may be unpredictable.

Derivative and hedge accounting affects the timing of income or expense from derivatives, but not the economic income or expense from these derivatives when held to maturity or call date. For example, interest rate caps are purchased with an upfront fixed cost to provide protection against the risk of rising interest rates. Under derivative accounting guidance, these instruments are then marked to market each month, which can result in having to recognize significant gains and losses from year to year, producing volatility in FHLBank’s GAAP income. However, the sum of such gains and losses over the term of a derivative will equal its original purchase price if held to maturity. Although the value of the caps declined significantly during the second quarter 2010 with some additional losses in the second quarter 2011, the value of the interest rate caps will ultimately equal zero at maturity. Because of the monthly mark-to-market on the caps, FHLBank’s GAAP income will continue to be subject to volatility as both gains and losses on the caps are likely to be recorded in future periods.

	Three months ended		Six months ended
	June 30,		June 30,
	(Amounts in thousands)		(Amounts in thousands)
	2011	2010	2011	2010

Net Income, as reported under GAAP	$23,837	$10,058	$47,959	$(19,532)
AHP/REFCorp Assessments	8,447	0	17,163	0

Income before AHP/REFCorp Assessments	32,284	10,058	65,122	(19,532)
Derivative-related and Other Excluded Items[1]	7,705	41,777	20,309	123,466

Non-GAAP Core Income Before Assessments[2]	$39,989	$51,835	$85,431	$103,934

[1]	The 2011 and 2010 amounts include “Prepayment fees on terminated advances,” “Net gain (loss) on trading securities,” “Net gain (loss) on derivatives and hedging activities” and “Net realized gain (loss) on sale of mortgage loans held for sale” directly from FHLBank’s June 30, 2011, Statements of Income.

[2]	Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. To mitigate these limitations, FHLBank has procedures in place to calculate these measures using the appropriate GAAP components. Although these non-GAAP measures are frequently used by FHLBank’s stakeholders in the evaluation of our performance, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

FHLBank uses core ROE compared to the average Federal funds rate as a key measure of effective use and management of members’ capital.

	Three months ended		Six months ended
	June 30,		June 30,
	(Amounts in thousands)		(Amounts in thousands)
	2011	2010	2011	2010

Average GAAP Capital for the period	$1,759,419	$1,921,331	$1,765,978	$1,933,969
ROE, based upon GAAP Income Before Assessments	7.36%	2.10%	7.44%	(2.04)%
Core ROE, based upon Core Income Before Assessments[1]	9.12%	10.82%	9.76%	10.84%
Average Overnight Federal Funds Effective Rate (FF rate)	0.09%	0.19%	0.12%	0.16%
Core ROE as a Spread to average FF rate[1]	9.03%	10.63%	9.64%	10.68%

[1]	Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. To mitigate these limitations, FHLBank has procedures in place to calculate these measures using the appropriate GAAP components. Although these non-GAAP measures are frequently used by FHLBank’s stakeholders in the evaluation of our performance, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

Attached are highlights from the unaudited Statements of Condition and Statements of Income for the three and six months ended June 30, 2011 and 2010. The Form 10-Q for the second quarter ended June 30, 2011, will be available on the SEC website (www.sec.gov), as well as FHLBank’s website (www.fhlbtopeka.com), as soon as FHLBank files it in August 2011.

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “believes,” “will,” “likely,” “continue” or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: political events, including legislative, regulatory, judicial or other developments that affect FHLBank, its members, counterparties or investors; regulatory actions and determinations, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act; changes in economic and market conditions, including conditions in the mortgage, housing and capital markets; action or inaction of the U.S. government related to the debt ceiling and the deficit; changes in the U.S. government’s long-term debt rating and the long-term debt rating of FHLBank and/or other Federal Home Loan Banks; changes in demand for advances or consolidated obligations of FHLBank and/or of the FHLBank System; effects of derivative accounting treatment, OTTI accounting treatment and other accounting rule requirements; the effects of amortization/accretion; gains/losses on derivatives or on trading investments; volatility of market prices, rates and indices and the timing and volume of market activity; changes in FHLBank’s capital structure; membership changes, including changes resulting from member failures, mergers or changes in principal place of business; soundness of other financial institutions, including FHLBank’s members, nonmember borrowers and the other FHLBanks; changes in the value or liquidity of collateral underlying advances to FHLBank’s members or nonmember borrowers or collateral pledged by derivative counterparties; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; competitive forces, including the availability of other sources of funding for members; the willingness of members to do business with FHLBank; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; and adverse developments or events affecting or involving other FHLBanks, housing GSEs or the FHLBank System in general. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	June 30,	December 31,	June 30,
	2011	2010	2010
Statements of Condition (as of period end)
Investments[1]	$13,100,219	$14,845,941	$18,392,870
Advances	17,632,682	19,368,329	21,016,485
Mortgage loans held for portfolio, net	4,571,115	4,172,906	3,567,489
Total assets	35,825,690	38,706,067	43,219,994
Deposits	1,747,580	1,209,952	2,018,038
Consolidated obligations, net[2]	31,891,556	35,225,977	38,823,726
Total liabilities	34,083,725	36,922,589	41,344,129
Total capital stock	1,377,615	1,454,396	1,585,393
Retained earnings	386,529	351,754	314,770
Total capital	1,741,965	1,783,478	1,875,865
Regulatory capital[3]	1,777,679	1,825,700	1,928,390

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010
Statements of Income (for the period ended)
Interest income	$135,048	$167,609	$278,460	$324,826
Interest expense	80,149	96,273	164,130	190,543
Net interest income before loan loss provision	54,899	71,336	114,330	134,283
Provision for credit losses on mortgage loans	344	197	909	956
Net other-than-temporary impairment losses on held-to-maturity securities recognized in earnings[4]	(721)	(1,953)	(2,454)	(3,385)
Net gain (loss) on derivatives and hedging activities	(33,223)	(94,157)	(30,246)	(179,540)
Net gain (loss) on trading securities	19,936	44,794	3,567	48,119
Other income	6,818	2,637	9,258	4,808
Other expenses	15,081	12,402	28,424	22,861
Income (loss) before assessments	32,284	10,058	65,122	(19,532)
AHP assessments	2,655	0	5,341	0
REFCorp assessments	5,792	0	11,822	0
Total assessments	8,447	0	17,163	0
Net income	23,837	10,058	47,959	(19,532)
Weighted average dividend rate[5]	1.87%	2.58%	1.88%	2.59%

[1]	Investments include held-to-maturity securities, trading securities, interest-bearing deposits and Federal funds sold.
[2]	Consolidated obligations are bonds and discount notes that FHLBank is primarily liable to repay.
[3]
Regulatory capital is defined as the sum of FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Federal Housing Finance Agency as available to absorb losses. Permanent capital is defined as the amount paid in for Class B stock plus the amount of FHLBank’s retained earnings, as determined in accordance with GAAP. Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability.

[4]
During the quarter ended June 30, 2011, FHLBank recognized a total loss on other-than-temporarily impaired held-to-maturity securities (net of amounts reclassified to/from accumulated other comprehensive income) of $2.9 million, of which $0.7 million related to estimated credit losses (recognized in earnings). Losses in excess of estimated credit losses are recognized in accumulated other comprehensive income.

[5]	Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.